SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A
                           Amendment No. 1 to Form 8-K

                                CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 24, 2000


                            QUINTEK TECHNOLOGIES, INC.
              (Exact name of registrant as specified in its charter)


California                          000-29719             77-0505346
(State or other jurisdiction of     (Commission           (IRS Employer
incorporation or organization)      File Number)          Identification No.)

                           537 Constitution Ave., Suite B
                            Camarillo, California 93012
                       (Address of principal executive office)

              Issuer's telephone number:    805-383-3904

We have previously reported the acquisition of all of the outstanding capital stock of Juniper Acquisition Corporation on Form 8-K dated February 24, 2000. This amendment to the February 24, 2000, Form 8-K contains financial statements for our Company for the fiscal years ended June 30, 1999 and 1998.


Item 7.       Financial Statements and Exhibits

Financial Statements

Quintek's audited financial statements for the years ended June 30, 1999 and 1998, follow this page and are incorporated herein by reference. We have not completed our interim financial statements for the nine months ended March 31, 2000. We will file unaudited financial statements for the period ended March 31, 2000, in a subsequent amendment to this Form 8-K/A.

We acquired Juniper Acquisition Corporation, our predecessor registrant under the Securities Exchange Act of 1934, in a purchase on February 24, 2000.

Juniper was a blank check corporation which did not have significant operations or a plan of business. We have treated the combination with Juniper as a recapitalization of Quintek, with Quintek as the acquirer in a reverse acquisition. Pro forma financial information has not been presented because the combination was not a business combination. See Financial Statements Note 16, Subsequent Events, on page F-19.

Exhibits

2.1 Agreement and Plan of Reorganization between Quintek Technologies, Inc., and Juniper Acquisition Corporation (incorporated by reference to Exhibit 2.1 to the Form 8-K dated February 24, 2000).

27.1    Financial Data Schedule.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Quintek Technologies, Inc.

Date: April 25, 2000                /s/
                                    -----------------------------------
                              Thomas W. Sims, President

                     CARPENTER KUHEN & SPRAYBERRY
                     Certified Public Accountants

Ralph C. Kuhen,C.P.A.        Members:             Martin J. Marietta, C.P.A.
Steve Barnes, C.P.A.    American Institute of     Dana Boutain, C.P.A.
Mark Luttrell, C.P.A.     Certified Public        Dwayne Schiellack, C.P.A.
Greg Braun, C.P.A.          Accountants           William Duerksen, C.P.A.
Ann Braun, C.P.A.       SEC Practice Section      Jeffrey Freeman, C.P.A.
Jennifer Haney, C.P.A.  California Society of     Audrey Tamekazu, C.P.A.
Laima Swanson, C.P.A.     Certified Public        Matthew Davis, C.P.A.
Michael Luxton, C.P.A.      Accountants           Lisa Pereira, C.P.A.
Veronica Quintana, C.P.A.

                      INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Quintek Technologies, Inc.
Camarillo, California


We have audited the accompanying balance sheets of Quintek Technologies, Inc., as of June 30, 1999 and 1998, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Quintek Technologies, Inc., as of June 30, 1999 and 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern; however, the Company has experienced losses from operations and substantial doubt exists as to its continuation as a going concern. Continuation is dependent upon the success of future operations. Management's plans in regard to those matters are described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Certain errors resulted in an overstatement of previously reported income for the year ended June 30, 1997 and were discovered during the current year. Accordingly, an adjustment has been made to retained deficit to correct the errors. The errors are described in Note 15.



Oxnard, California
April 8, 2000

       5601 Truxtun Avenue, Suite 200 Bakersfield, California 93309
                   661/325-7500     Fax 661/325-7004
       300 Esplanade Drive, Suite 250 Oxnard, California 93030
                   805/988-3222     Fax 805/988-3220
       Bakersfield - cks @ckscpa.com/ Oxnard - oxnard @ckscpa.com www. ckscpa.com
                                - F-1 -

                        QUINTEK TECHNOLOGIES, INC.

                  Balance Sheets June 30, 1999 and 1998
               Assets                                  1999             1998

Current Assets:
     Cash                                         $   39,064      $      885
     Accounts receivable (net of allowance
     for doubtful accounts of $0 for both years)      81,338          35,917
     Inventory                                       226,564         131,745
     Other current assets                             21,470             --
                                                  -----------     -----------
           Total current assets                      368,436         168,547

Property and Equipment, at Cost:

     Equipment                                       123,434         123,434
     Computer and office equipment                    62,307          58,439
     Furniture and fixtures                           14,448          14,448
                                                  -----------     -----------
                                                     200,189         196,321

Less - Accumulated depreciation                     (127,159)        (79,588)
                                                  -----------     -----------
                                                      73,030         116,733
Leased property under capital lease - net of
accumulated amortization                               8,854          12,979
                                                  -----------     -----------
                                                      81,884         129,712
                                                  -----------     -----------
Other Assets:
     Deposits                                          3,110           2,703
     Intangible assets (net of accumulated
     amortization of $9,322 and $102,201, 1999
     and 1998, respectively)                         121,554          54,399
     Employee receivables, net                        26,968          23,260
     Idle property                                   100,000            --
     Note receivable                                     --           40,000
                                                  -----------     -----------
                                                     251,632         120,362
                                                  -----------     -----------
                                            $        701,952     $   418,621
                                                  ===========     ===========

     The accompanying notes are an integral part of the financial statements.
                                - F-2 -

Liabilities and Stockholders' Deficit                 1999           1998

Current Liabilities:

      Accounts payable                        $     370,370     $  201,178
      Payroll and payroll taxes payable              54,265         48,825
      Payroll taxes assumed in merger               205,618            --
      Accrued interest payable                       57,353         47,668
      Other current liabilities                      83,687         47,828
      Investment                                      1,885          2,455
      Current portion of obligations under
       capital lease                                  3,448          3,773
      Convertible bonds                             501,141        146,813
      Unearned revenue                               45,348         30,558
      Note payable - related party                      --        127,840
                                                  -----------     -----------
            Total current liabilities             1,323,115        656,938
                                                  -----------     -----------
Obligations Under Capital Lease                       4,659          7,441
                                                  -----------     -----------
Commitments And Contingencies                           --             --
                                                  -----------     -----------

Stockholders' Deficit:
     Preferred stock - cumulative, par value $.01
      Authorized - 10,000,000 shares
      Issued and outstanding - 0 shares                 --             --
     Common stock - par value $.01
      Authorized - 50,000,000 shares
      Issued and outstanding - 13,293,500 and
      9,694,420 shares, respectively               132,935          96,944
     Additional paid-in capital                 11,560,491       4,683,512
     Retained deficit                          (12,319,248)     (5,026,214)

            Total stockholders' deficit           (625,822)       (245,758)
                                                 -----------     -----------
                                              $    701,952     $   418,621
                                                 ===========     ===========
                                   - F-3 -

                           QUINTEK TECHNOLOGIES, INC.

                           Statements of Operations
                   For the Years Ended June 30, 1999 and 1998

                                                      1999          1998

Sales                                   $            638,526   $    328,494
Cost of Sales                                        674,429        256,539
                                                  ------------   -----------
Gross margin                                         (35,903)        71,955
Selling, General And Administrative Expenses       5,501,574      2,434,094
                                                  ------------   -----------
Loss from operations                              (5,537,477)    (2,362,139)
                                                  ------------   -----------
Other Income (Expense):
     Interest income                                  10,786          4,683
     Other income                                      7,214         59,553
     Royalty income                                    3,305          7,306
     Gain (loss) on investment                           570         (2,455)
     Interest expense                                (75,238)       (89,218)
     Acquisition expense                          (1,701,394)      (158,075)
                                                  ------------   -----------
                                                  (1,754,757)      (178,206)
                                                  ------------   -----------
         Net loss before taxes                    (7,292,234)    (2,540,345)

Provision for Income Taxes                               800            800
                                                  ------------    ----------

     Net loss                              $      (7,293,034)   $(2,541,145)
                                                  ===========    ===========
Net Loss Per Share:
     Basic and diluted                     $           (0.65)   $     (0.36)
                                                  ===========    ===========

   The accompanying notes are an integral part of the financial statements.
                                   - F-4 -

                          QUINTEK TECHNOLOGIES, INC.

Statements of Stockholders' Deficit
For the Years Ended June 30, 1999 and 1998


                                                                   Total
            Common Stock   Preferred Stock Additional  Retained Stockholder
        ------------------ --------------- Paid-In     Deficit    Deficit
         Shares   Amount   Shares Amount   Capital
        -------  --------- ------ ------   ----------  -------- -----------
Balance, June 30, 1997 as previously reported
       5,388,942  $53,889    --   $   --   $  372,424 $(1,236,800) $(810,487)

Prior period adjustment, net of tax benefit
              --       --    --       --      916,260  (1,248,269)  (332,009)
       ---------   ------  ------  ------  ----------  -----------  --------

Balance, June 30, 1997 as restated
      5,388,942   53,889    --       --    1,288,684  (2,485,069) (1,142,496)

Stock issuances
      4,305,478   43,055    --       --    3,394,828          --   3,437,883

Net loss     --       --    --       --           --  (2,541,145) (2,541,145)
       ---------   ------  ------  ------  ----------  -----------  --------

Balance, June 30, 1998
       9,694,420  96,944    --       --    4,683,512  (5,026,214)   (245,758)

Stock issuances
       4,049,080  40,491    --       --    6,957,979          --    6,998,470

Stock redemption
       (450,000) (4,500)    --       --     (81,000)          --     (85,500)

Net loss     --      --     --       --          --   (7,293,034) (7,293,034)
       ---------   ------  ------  ------  ----------  -----------  --------

Balance, June 30, 1999
     13,293,500  $ 132,935  --    $  --  $11,560,491 $(12,319,248) $(625,822)
     ----------  --------- ------  ------  ----------  -----------  --------
     ----------  --------- ------  ------  ----------  -----------  --------
   The accompanying notes are an integral part of the financial statements.

                                   - F-5 -

                        QUINTEK TECHNOLOGIES, INC.

                         Statements of Cash Flows
               For the Years Ended June 30, 1999 and 1998


                                                    1999           1998

Cash Flows from Operating Activities:
 Net loss
                                           $   (7,293,034)  $   (2,541,145)
 Adjustments to reconcile net loss to net cash used
  in operating activities-
  Depreciation and amortization                     58,817           46,111
  Stock issued in merger with Pacific Diagnostic Technologies
                                                 1,676,381               --
  Common stock issued for services               4,284,579        1,747,405
  (Gain) loss on investment                          (570)            2,455
 Net change in operating assets and liabilities    178,465         (18,333)
                                            --------------   --------------

     Net cash used in operating activities     (1,095,362)        (763,507)
                                            --------------   --------------

Cash Flows from Investing Activities:
  Payments on employee receivables                 (3,708)          (2,310)
  Purchase of fixed assets                        (28,144)         (59,470)
                                            --------------   --------------

     Net cash used in investing activities        (31,852)         (61,780)
                                            --------------   --------------

Cash Flows from Financing Activities:
  Proceeds from issuance of common stock           755,500         450,836
  Proceeds from the issuance of convertible bonds  435,000         350,105
  Principal payments on obligations under capital leases
                                                   (3,107)         (3,241)
  Net change in note payable - related party      (22,000)        (20,000)
                                            --------------   --------------

     Net cash provided by financing activities     1,165,393         777,700
                                            --------------   --------------

Net Increase (Decrease) in Cash                     38,179         (47,587)

Cash, Beginning of Year                                885           48,472
                                            --------------   --------------

Cash, End of Year                          $        39,064   $          885
                                            --------------   --------------
                                            --------------   --------------
   The accompanying notes are an integral part of the financial statements.
                                   - F-6 -

                           QUINTEK TECHNOLOGIES, INC.

                         Notes to Financial Statements
                            June 30, 1999 and 1998

(1)     Summary of Accounting Policies

        This summary of accounting policies of Quintek Technologies, Inc. ('the Company') is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

        a)  Nature of Business

            The Company was originally incorporated under the laws of the state of California on April 16, 1993, as Quintek Electronics, Inc. On January 14, 1999, the Company merged with Pacific Diagnostic Technologies, Inc. in a business combination accounted for as a purchase. The acquisition took place under a plan of reorganization discussed further in Note 12. Subsequent to the merger, the Company changed its name to Quintek Technologies, Inc.

            The Company was established for the primary purpose of developing, manufacturing, and distributing the 4300 Aperture Card Imaging System technologies, used for recording digital images on aperture card media ('the 4300 system'). Aperture cards are small, rectangular cards each of which contain a 35mm strip of microfilm which is used for storing visual information. The 4300 system is intended to eliminate the problems of conventional aperture card manufacturing by producing aperture card media with a chemical free process. The chemistry and fumes involved with conventional photographic film development may be hazardous and the waste material resulting from the chemical process may be considered hazardous material. The Company's 4300 system does not use a chemical process and does not produce any hazardous material.

        b)  Basis of Accounting

            The Company reports on the accrual basis of accounting for both financial statement and income tax purposes. Revenue from product sales is recognized upon shipment of the product. Revenue from services is recognized as the service is provided using the straight-line method over the life of the contract. A related liability is recorded for the unearned portion of service revenue received.

        c)  Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                   - F-7 -

                           QUINTEK TECHNOLOGIES, INC.

                         Notes to Financial Statements
                            June 30, 1999 and 1998
                                  (Continued)
(1)     Summary of Accounting Policies (Continued)

        d)  Major Customers

            The Company had two customers that each accounted for more than 10 percent of revenue. For the year ended June 30, 1999, revenues from the Company's major customers amounted to approximately $137,000 and $215,600. Accounts receivable from these major customers amounted to approximately $2,100 and $53,100 at June 30, 1999. For the year ended June 30, 1998, revenues from the Company's major customers amounted to approximately $54,100 and $58,500. Accounts receivable from these major customers amounted to approximately $5,500 and $0 at June 30, 1998.

        e)  Concentration of Credit Risk - Cash

            The Company maintains its cash balances in various financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At various times throughout the years ended June 30, 1999 and 1998, the Company has maintained balances in excess of federally insured limits. The Company's uninsured balances totaled $0 at June 30, 1999 and 1998.

        f)  Accounts Receivable

            The Company considers accounts receivable to be fully collectible, accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

            During the year ended June 30, 1999 the Company sold certain receivables with recourse to a financing institution for cash in the amount of $138,748. These transactions resulted in losses to the Company of $16,545. As of June 30, 1999, $52,931 remains uncollected. This amount is included in other current liabilities.

        g)  Inventory

            Inventory consists of aperture cards, parts and supplies, and completed machines, and is stated at the lower of cost or market. Cost is determined on a FIFO (first-in, first-out) basis.
                                   - F-8 -

                           QUINTEK TECHNOLOGIES, INC.
                         Notes to Financial Statements
                            June 30, 1999 and 1998
                                  (Continued)
(1)     Summary of Accounting Policies (Continued)

        g)                      Inventory (continued)

        Inventories are summarized as follows at June 30, 1999 and 1998:

                                              1999          1998

            Parts and supplies             $   356,208   $   171,745
            Machines                            18,000            --
                                           -----------   ------------

                                               374,208       171,745
            Reserve for obsolescence          (147,644)      (40,000)
                                           -----------   ------------
                                            $  226,564   $   131,745
                                            ==========   ===========

        h)  Property, Equipment and Depreciation

            Property and equipment are recorded at cost. Depreciation of property and equipment is provided using the straight line and accelerated methods over the following estimated useful lives:

                  Asset Classification           Estimated
                                                 Useful Life


                  Equipment                      5 Years
                  Computer and office equipment  3-7 Years
                  Furniture and fixtures         7 Years

             Expenditures for maintenance and repairs are charged against operations when incurred. Major renewals and betterments are capitalized.

         i)  Intangible Assets

             The cost of patents and purchased proprietary processes acquired are being amortized using the straight-line method over their remaining lives, ranging from 7 to 14 years.

         j)  Payroll Taxes Assumed in Merger

             As more fully explained in Note 12, the Company assumed $205,618 of payroll tax liabilities in the merger with Pacific Diagnostic Technologies, Inc.
                                  - F-9 -

                         QUINTEK TECHNOLOGIES, INC.

                       NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1999 AND 1998
                                (Continued)

1)     Summary of Accounting Policies (Continued)

       k)     Equity Method of Accounting for Investments

              Investments in companies in which the Company has a 20% to 50% interest are carried at cost, adjusted for the Company's proportionate share of undistributed earnings or losses.

       l)     Research and Development

             Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged to operations for the years ended June 30, 1999 and 1998 were $175,165 and $593,576, respectively.

       m)    Advertising

             The Company expenses advertising costs as they are incurred.

       n)    Income Taxes

             Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company has a deferred tax asset due to net operating loss carryforwards for income tax purposes. The deferred tax asset is $2,527,900 and $888,064 at June 30, 1999 and 1998, respectively; however, due to the ongoing nature of the losses and the potential inability of the Company to ever realize the benefit, a valuation allowance has been established for 100% of the deferred tax asset. If the Company achieves profitability at a future date, some or all of the deferred tax benefit may be realized. At June 30, 1999 and 1998, the Company's available federal net operating loss carryforwards totaled $11,035,927 and $3,752,298, respectively, and California net operating loss carryforwards totaled $11,611,806 and $4,328,177, respectively. The loss carryforwards will expire at various dates through the year
             2014.

             The components of the deferred income tax assets as of June 30, 1999 and 1998 are as follows:

                                             1999              1998

                 NOL carryforwards       $ 2,527,900       $  888,064
                 Valuation allowance      (2,527,900)        (888,064)
                                         ------------      -----------
                                         $    -            $      -
                                         ============      ===========
                                 - F-10 -

                         QUINTEK TECHNOLOGIES, INC.
                       NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1999 AND 1998
                               (Continued)

(1)     Summary of Accounting Policies (Continued)

        n)     Income Taxes (Continued)


               Differences between the provision for income taxes and income taxes at the statutory federal income tax rate are as follows:

                                              1999              1998
       Income tax at statutory
         federal rate                $   997,140    15.00%   $347,367 15.00%
       State income taxes                642,696     8.84%    218,668  8.84%
       Change in valuation allowance  (1,639,836)  (22.50)% (566,035)(22.50)%
                                      -----------           ---------
                                      $     -          - %   $  -       -%
                                      ===========           =========

        o)      Stock-Based Compensation

                The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of APB 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS 123, Accounting for Stock-based Compensation. Under APB 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. At June 30, 1999 and 1998, there were no options issued to employees.

        p)      Net Loss Per Share

                Basic net loss per share is based on the weighted average number of common shares outstanding of 11,193,294 and 7,080,496 at June 30, 1999 and 1998, respectively. The basic and diluted earnings per share calculations are the same because potential dilutive securities would have had an antidilutive effect.

                Securities that were not included in the earnings per share calculation because they were antidilutive consist of the convertible bonds and warrants.

(2)     Going Concern

        The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern; however, the Company has sustained substantial operating losses. In view of this matter, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.
                                   - F-11 -

                           QUINTEK TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 1999 AND 1998
                                   (Continued)

(2)     Going Concern (Continued)

        Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. Subsequent to year-end, the Company has received $1,169,248 from the exercise of warrants. The Company feels that this and other financing arrangements coupled with product and services market introductions will provide sufficient cash to meet its operating and business expansion requirements for the year ending June 30, 2000.


(3)     Leased Property under Capital Lease

        The Company leases office equipment under capital leases. The economic substance of these lease agreements is that the Company is financing the acquisition of these assets through the leases and, accordingly, they are recorded in the Company's assets and liabilities. The following is an analysis of the leased property under capital lease:

                                                  1999                1998
        Furniture, machinery and equipment  $  15,447             $  15,447
        Less accumulated amortization          (6,593)               (2,468)
                                            ----------            ----------
                                            $   8,854             $  12,979
                                            ==========            ==========
        Net minimum lease payments          $   8,557             $  11,763
        Less - Amount representing interest      (450)                 (549)
                                            ----------            ----------
        Present value of net minimum lease
         payments                           $   8,107             $  11,214
                                            ===========           ==========

The following is a schedule by years of future minimum lease payments required under the leases:

Years ended June 30,  2000                   $  3,448
                      2001                      2,436
                      2002                      2,223
                                             --------
                                             $  8,107
                                             ========
                                - F-12 -

                         QUINTEK TECHNOLOGIES, INC.
                        NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1999 AND 1998
                              (Continued)

(4)     Employee Receivables

                                            1999                     1998

        Notes receivable from officers,
        unsecured, due on June 30, 2019,
        plus interest at 4%.             $  238,989            $   122,680

       Notes receivable from employees,
       unsecured, due on June 30, 2019,
       plus interest at 4%.                  58,091                 24,639
                                        ------------            -----------
                                            297,080                147,319
       Less valuation allowance            (270,112)              (124,059)
                                        ------------            -----------
                                       $     26,968                $23,260
                                        ============            ===========
(5)    Idle Property

       Idle property consists of furniture and equipment acquired in the merger with Pacific Diagnostic Technologies, Inc. The property has been recorded at its net realizable value. The Company intends to sell the assets at a future date.


(6)    Note Receivable

       Note receivable from Pacific Diagnostic Technologies, Inc., unsecured, due on demand, with interest at the Applicable Federal Rates. AFR at June 30, 1998 was 5.58%.

                                       $     -                 $  40,000
                                       =============           ===========
(7)    Investment (continued)

       The investment held by the Company consists of a 49% ownership interest in Qtek Aperture Card AB, a Swedish corporation. The investment is accounted for on the equity method.

       Pertinent financial information for the Company as of June 30, 1999 and 1998 is as follows:

       Balance sheet:

       Assets                          $    141,415            $  13,116
                                       =============           ==========
       Liabilities                     $    132,989               11,665
       Equity                                 8,426                1,451
                                       -------------           ----------
                                       $    141,415            $  13,116
                                       =============           ==========
                                  - F-13 -

                           QUINTEK TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 1999 AND 1998
                                 (Continued)

(7)     Investment
                                             1999                1998
        Income statement:

          Revenues                      $   154,522            $    -
          Expenses                         (153,359)             (5,010)
                                       ------------           ----------

     Company's share of net income (loss) $     570           $  (2,455)
                                       ============           ==========
(8)   Convertible Bonds

      Convertible bonds consists of the following:

      Bonds payable with interest at 9% due on various
      dates in 2000, convertible to shares of common
      stock in increments of $1,000 or more at the rate
      of $1.00 per share.                $  410,000          $      -

      Bonds payable with interest at 12%, due July 1999,
      convertible to shares of common stock in
      increments of $500 or more at the rate of
      $.75 per share.                    $   41,141              41,141

      Bond payable with interest at 9%, due on June 25,
      2000, convertible to shares of common stock at
      the rate of $.60 per share, with a maximum of
      20,000 shares.                         25,000                  -

      Bond payable with interest at 12%, due March 23,
      2000, convertible to shares of common stock in
      increments of $1,000 or more at the rate of
      $.625 per share.                       25,000              25,000

      Bond payable with interest at 9%, due January
      23, 1999, convertible to shares of common stock
      at the rate of $.80 per share.            -                21,111
                                 - F-14 -

                           QUINTEK TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 1999 AND 1998
                                 (Continued)

(8)   Convertible Bonds (Continued)
                                              1999                 1998

      Bonds payable with interest at 9%,
      due on July 9, 1998, convertible to
      shares of common stock in increments
      of $500 or more at the rate of $1.00
      per share.                                -                20,000

      Bond payable with interest at 9%, due
      September 22, 1998, convertible to
      shares of common stock at the rate of
      $.75 per share.                            -               17,561

      Bond payable with interest at 9%, due
      December 22, 1998, convertible to
      shares of common stock at the rate of
      $1.00 per share.                           -               10,000

      Bond payable with interest at 12%, due
      May 9, 1998, convertible to shares of
      common stock in increments of $500 or
      more at the rate of $.50 per share.        -                5,000

      Bond payable with interest at 11.5% due
      on March 26, 1999, convertible to shares
      of common stock in increments of $500 or
      more at the rate of $.625 per share.       -                5,000

      Bond payable with interest at 9%, due
      January 20, 1999, convertible to shares
      of common stock at the rate of $1.00 per
      share.                                     -                2,000
                                              ---------         --------
                                              $ 501,141        $146,813
                                              =========         ========

(9)   Note Payable - Related Party

      Note payable to related party, due on
      demand, unsecured, plus interest at the
      Applicable Federal Rates. AFR at June
      30, 1998 was 5.58%.                     $  -            $ 127,840
                                             ==========       ==========
                              - F-15 -

                        QUINTEK TECHNOLOGIES, INC.
                      NOTES TO FINANCIAL STATEMENTS
                         JUNE 30, 1999 AND 1998
                             (Continued)

(10)   Commitments and Contingencies

       a)   Operating Leases

            The Company leases its office facilities under a non-cancelable operating lease that requires total monthly rental payments of $2,340. The lease expires on March 31, 2002. The lease contains a rental payment escalation clause. For the years ended June 30, 1999 and 1998, rent expense for this operating lease totaled $29,936 and $26,304, respectively.

            Minimum future rental payments under the non-cancelable operating leases are as follows:

            Years ended June 30, 2000              $    28,080
                                 2001                   28,080
                                 2002                   21,060
                                                   ------------
                                                   $    77,220
                                                   ============
       b)   Pending and Threatened Litigation

            In the schedule of claims attached to the bankruptcy petition of Pacific Diagnostic Technologies, Inc., a lessor of a telephone system was listed as being owed $6,800. The lessor did not challenge the amount listed, but instead proceeded against the lease guarantor, a third party. The Company verbally promised to indemnify the lease guarantor and the lessor asserted a claim for an amount in excess of $50,000 against the Company as indemnitor. The Company contends that its verbal promise to act as surety for the debt of another is unenforceable under the statute of frauds. Accordingly, the Company does not expect the claim to have a material effect on the financial statements and no provision for loss has been made.

(11)    Stockholders' Deficit

       (a)  Common Stock and Warrants

                The Company has authorized 50 million shares of $0.01 par value common stock. Each share entitles the holder to one vote. There are no dividend or liquidation preferences, participation rights, call prices or rates, sinking fund requirements, or unusual voting rights associated with these shares. At June 30, 1999 there were 13,293,500 shares of common stock issued and outstanding.
                                   - F-16 -

                           QUINTEK TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998
                                  (Continued)

(11)  Stockholders' Deficit (Continued)

      a)   Common Stock and Warrants (Continued)

           During the year ended June 30, 1999 the Company issued warrants in connection with its Plan of Reorganization and in connection with the issuance of restricted common stock. Upon surrender of a warrant, the holder is entitled to purchase one share of the Company's common stock at the strike price. For each class, the number of warrants outstanding, the strike price and the expiration dates are as follows:

           Class A - 1,224,511 warrants on non-restricted stock with a strike price of $1.00 per share, expiring on January 14, 2000.

           Class B - 1,094,511 warrants on non-restricted stock with a strike price of $2.00 per share, expiring on January 14, 2000.

           Class C - 1,094,511 warrants on non-restricted stock with a strike price of $3.00 per share, expiring on January 14, 2001.

           Class D - 1,094,511 warrants on non-restricted stock with a strike price of $4.00 per share, expiring on January 14, 2001.

           Class I - 385,000 warrants on restricted stock with a strike price of $1.00 per share, expiring on July 1, 2000.

           Class J - 170,000 warrants on restricted stock with a strike price of $1.00 per share, expiring on January 14, 2004.

         b)  Common Stock Reserved

           At June 30, 1999, common stock was reserved for the following reasons:

           Conversion of bonds                      524,855  shares
           Exercise of common stock warrants      5,063,044  shares

         c) Preferred Stock

           At June 30, 1999, there were 10,000,000 shares of $.01 par value preferred stock authorized and no shares issued or outstanding. The preferred stock is cumulative and contains preferences on liquidation. The preferred stock may be called for redemption at any time at the option of the Company.
                                     - F-17 -

                              QUINTEK TECHNOLOGIES, INC.
                            NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1999 AND 1998
                                    (Continued)

(12)   Plan of Reorganization

       On January 14, 1999, Quintek Electronics, Inc. ('QEI') became public when it was acquired by Pacific Diagnostic Technologies, Inc. ('PDX') through a reverse merger and Chapter 11 Plan of Reorganization. Under the plan, all assets of QEI were sold to PDX, all PDX management resigned once the Plan was confirmed, and QEI's management and operating plan were adopted by the new operating entity. Shortly after the confirmation of the plan, the name of the reorganized debtor was changed to Quintek Technologies, Inc. ('QTI'). QTI assumed the assets, liabilities, technology and public position of both QEI and PDX. At the time of the merger, PDX was a non-operating public entity and QTI has no intention of carrying on the former operations of PDX.

       The plan was structured to compensate all related parties with common stock and units. Each unit consisted of one share of common stock, one Class A warrant, one Class B warrant, one Class C warrant and one Class D warrant. PDX shareholders received unrestricted units at a ratio of one QTI unit for 25 shares of PDX stock, resulting in a distribution of 310,535 units. PDX creditors received unrestricted QTI units at a ratio of one QTI unit for $3 of previous PDX debt, resulting in a net distribution of 885,549 units. Chapter 11 administrators and consultants received approximately 610,000 unrestricted QTI shares, attorneys received 220,000 unrestricted units and market-makers received 200,000 unrestricted units. QEI shareholders received 11,096,167 shares of restricted common stock.

(13)   Related Party Transactions

       During the year ended June 30, 1999, the Company sold a machine to Qtek Aperture Card AB, a company related by common ownership, for $28,000, the Company's cost of the machine. Additionally, during the year ended June 30, 1999 the Company sold aperture cards to Qtek Aperture Card AB for $13,664. This price represents the retail price less the normal discount given to third-party dealers.
                                 - F-18 -

                         QUINTEK TECHNOLOGIES, INC.
                        NOTES TO FINANCIAL STATEMENTS
                           JUNE 30, 1999 AND 1998
                                (Continued)

(14)  Statements of Cash Flows - Supplemental Disclosures

The net changes in operating assets and liabilities shown on the statement of cash flows consist of the following:

                                                  1999            1998
          (Increase) Decrease:
             Accounts receivable               $ (45,421)     $  27,048
             Inventory                           (94,819)      (126,150)
             Other current assets                (21,472)           -
             Deposits                               (407)        (2,703)
             Idle property                      (100,000)           -
            Interest receivable                      -             2,340

          Increase (Decrease):
            Accounts payable                     169,192         132,374
            Payroll and payroll taxes payable      5,440          27,898
            Payroll taxes assumed in merger      205,618             -
            Accrued interest payable               9,685         (20,791)
            Other current liabilities             35,859         (88,907)
            Unearned revenue                      14,790          30,558
                                               ----------        ---------
                                               $ 178,465       $ (18,333)
                                               ==========        =========
Operating activities reflect:

          Interest paid                        $  75,238       $  87,238
                                               ==========        =========
          Income taxes paid                    $     -               800
                                               ==========        =========
        For the year ended June 30, 1999, the Company had non-cash financing transactions related to the conversion of bonds into common stock for $80,672, the conversion of loans into common stock for $105,840, and stock issued for services for $4,284,579.

        For the year ended June 30, 1998, the Company had non-cash financing transactions related to the conversion of bonds into common stock for $1,210,042, stock issued for services for $1,747,405, and the purchase of fixed assets financed by capital leases for $1,923.
                                - F-19 -

                      QUINTEK TECHNOLOGIES, INC.
                     NOTES TO FINANCIAL STATEMENTS
                        JUNE 30, 1999 AND 1998
                              (Continued)

(15)  Prior Period Adjustment

      Retained deficit at the beginning of 1998 has been adjusted to correct errors made in 1997 and in prior years. Had the errors not been made, the net loss for 1997 would have increased by $1,084,416 ($.29 per share), net of tax. The prior period adjustment consists of the following: (1) employee and officer receivables that were incorrectly recorded at an amount in excess of net realizable value were reduced to net realizable value; (2) certain notes receivable by the Company from officers were forgiven by the court in the personal bankruptcy of the officers in a prior year but were not recorded as bad debt at that time. The error was corrected through retained deficit; (3) an investment the Company was carrying on its books became worthless in a prior year but was not written off in that year. The error was corrected through retained deficit; (4) stock issued for services in prior years was recorded using an incorrect stock price; (5) certain demo machines that are provided for customer use as rental machines were not depreciated in the year they were placed in service. The error was corrected through retained deficit; (6) inventory was recorded in a prior year at an incorrect amount; (7) an intangible asset was recorded in a prior year at an incorrect amount; (8) other error corrections.

      A schedule of the prior period adjustment is as follows:


                                             Prior Period    Effect on 1997
                                              Adjustment      Net  Income

     Correction of notes receivable balances  $  104,431     $   (53,100)
     Bad debt from prior year                    139,022             -
     Worthless investment from prior year         62,842         (62,842)
     Price correction on stock issued for
       services                                  916,260        (902,760)
     Capitalization of demo machines             (90,000)            -
     Correction of prior year inventory balance   40,000         (40,000)
     Correction of intangible asset               63,333         (13,333)
     Other error corrections                      12,381         (12,381)
                                             -------------    --------------
                                             $ 1,248,269      $(1,084,416)
                                             =============    ==============

(16)  Subsequent Events

      On February 24, 2000, the Company acquired all of the outstanding common stock of Juniper Acquisition Corporation ('Juniper'). For accounting purposes the acquisition has been treated as a recapitalization of the Company with the Company as the acquirer (reverse acquisition). The historical financial statements prior to February 24, 2000 are those of the Company.
                                 - F-20 -

                      QUINTEK TECHNOLOGIES, INC.
                     NOTES TO FINANCIAL STATEMENTS
                        JUNE 30, 1999 AND 1998
                              (Continued)

(16)  Subsequent Events (Continued)

      The Company paid $200,000 in cash and 400,000 of common stock (the 'Exchange Shares') to the former shareholder of Juniper, TPG Capital Corporation ('TPG'). Per the agreement with TPG, the Company must include the Exchange Shares in its first registration statement. Alternatively, TPG may require the Company to register the Exchange Shares at any time provided the Company is reimbursed for legal services related to the filing.

      At February 24, 2001, the number of Exchange Shares shall be increased, if required, so that the number of Exchange Shares times the average closing bid price of the Company's common stock for the 30 days immediately prior to February 24, 2001, shall equal a value of $500,000. Also, at February 24, 2001, the Company may elect, but is not required, to purchase all (but not less than all) of the Exchange Shares then held by TPG for $600,000. The Company will receive a credit in full toward the purchase price for the net proceeds received by TPG from any sales of the Exchange Shares prior to that date, provided that in no case shall the purchase price be less than zero.

      Subsequent to June 30, 1999, the Company has issued 2,427,981 shares of common stock. In addition the Company has issued the following warrants:

      Class A - 530,693 warrants on non-restricted stock with a strike price of $1.00 per share, expiring on January 14, 2000.

      Class B - 697,193 warrants on non-restricted stock with a strike price of $2.00 per share, expiring on January 14, 2000.

      Class C - 697,193 warrants on non-restricted stock with a strike price of $3.00 per share, expiring on January 14, 2001.

      Class D - 697,193 warrants on non-restricted stock with a strike price of $4.00 per share, expiring on January 14, 2001.

      Class E - 812,544 warrants on restricted stock with a strike price of $1.00 per share, expiring on October 1, 2000.

      Class F - 812,422 warrants on restricted stock with a strike price of $2.00 per share, expiring on October 1, 2000.

      Class G - 1,026,844 warrants on restricted stock with a strike price of $3.00 per share, expiring on October 1, 2001.
                                 - F-21 -

                        QUINTEK TECHNOLOGIES, INC.
                      NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1999 AND 1998
                                (Continued)

(16) Subsequent Events (Continued)

       Class H - 1,026,844 warrants on restricted stock with a strike price of $4.00 per share, expiring on October 1, 2002.

       Class I - 2,312,686 warrants on restricted stock with a strike price of $1.00 per share, expiring on July 1, 2000.

       Class J - 3,705,500 warrants on restricted stock with a strike price of $1.00 per share, expiring on January 14, 2004.

     The Class A warrants were extended to April 14, 2000 and then expired on that date. The Class B warrants were extended to May 15, 2000, with a strike price of $1.25.

     Subsequent to year-end, the Company's board of directors authorized a stock award and long-term incentive plan which includes stock appreciation rights and certain stock incentive awards. Nothing has been issued under the plan as of the date of this filing and the plan has not been approved by the shareholders at this time.

     On July 1, 1999, the Company entered into a long-term non-cancelable operating lease of its facilities in Virginia. The lease requires monthly rental payments of $2,599 and carries an escalation clause of 4% per year. The lease expires March 2002, with an option to extend the lease an additional 36 months.

     On August 1, 1999, the Company entered into a long-term non-cancelable operating lease of its facilities in Idaho. The lease requires monthly rental payments of $750 and carries an option to purchase the facilities at the end of the lease term. The lease expires August 2000.

     On April 11, 2000, the Company entered into a joint venture with Microshield Technologies, Inc. ('Microshield'), with an initial investment of 5,000 shares of common stock and 500,000 Class J warrants for a 5% equity investment in Microshield. Microshield was established for the purpose of developing, manufacturing, and distributing products for protecting consumers from microwave radiation emitted from cell phones.
                                   - F-22 -